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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): April 16, 1999








                            VISION TWENTY-ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    FLORIDA                            0-22977                 59-3384581
---------------                     ------------            -------------------
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)




    7360 BRYAN DAIRY ROAD, SUITE 200
          LARGO, FLORIDA                                          33777
---------------------------------------                         ----------
(Address of principal executive offices)                        (Zip Code)





Registrant's Telephone Number, Including Area Code:       727-545-4300
                                                   ----------------------------






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ITEM 5.  OTHER MATTERS.

         On April 16, 1999 the Company issued a press release announcing the Company's delay in filing its Form 10-K, providing certain financial results and discussing business initiatives, a copy of which is filed herewith as
Exhibit 99 and incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

             The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                     FORWARD LOOKING STATEMENT INFORMATION

         This Form 8-K, contains certain statements which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The terms "Vision Twenty-One," "company," "we," "our" and "us" refer to Vision Twenty-One, Inc. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements appear in this Form 8-K in the press release incorporated herein by reference, and include statements regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the unreconciled items and the potential impact of such items on our financial results; (ii) our growth strategy and operating strategy including expanding vision care and refractive surgery programs and the profitability of the managed care business; (iii) our expected savings from the restructuring program; (iv) our current and expected future revenue and the impact of acquisitions and the impact the consolidation of infrastructure may have on our future performance; (v) our strategic initiatives in vision care and refractive surgery; (vi) our current run rate for laser vision correction procedures and the expected growth of such procedures and return on invested capital; and
(vii) the timing of our filing of Form 10-K.

         You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) the inability to satisfactorily resolve the unreconciled items and the potential impact on our financial performance of the expense associated with such items; (ii) any material inability to successfully integrate and profitably operate our acquisitions or to successfully open integrate and profitably operate de novo clinics and refractive surgery centers; (iii) any material inability to identify, consummate and integrate suitable acquisitions in conjunction with our growth strategy or to ultimately close pending and identified acquisitions or to achieve internal growth in our business; (iv) any material inability to acquire sufficient capital and financing at a reasonable cost or to maintain our credit facility to fund our growth strategy; (v) the company experiencing future operating and net losses; (vi)our inability to realize any significant benefits, cost savings or reductions from our restructuring program; (vii) unexpected cost increases; (viii) our inability to increase and expand vision care and refractive surgery programs and achieve other desired initiatives;




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(ix) a slow down in demand for refractive surgeries; (x) the inability to successfully obtain public and/or private investment capital to meet our operating needs and expand operations; (xi) our inability to meet financing covenants and commitments set forth in our credit facility; (xii) consolidation of our competitors, poor operating results by our competitors, or adverse governmental or judicial rulings against our competitors; (xiii) any failure by us to meet analysts expectations; (xiv) as a result of our determination to concentrate on internal growth and to slow down our acquisition pace, any material failure to achieve internal growth necessary to achieve overall company growth projected by analysts; (xv) the managed practices' inability to operate satisfactorily under the management agreement which dissatisfaction may result in an attempt by the managed practices having material business with us to challenge or seek to terminate the management agreement due to any failure on our part to perform; (xvi) our failure to obtain a reasonable sale price or the refusal of our lenders to approve any proposed sale of any of our business units and the resulting impact of such sale on our revenues, earnings and/or investor confidence; (xvii) any adverse governmental or regulatory actions resulting from our inability to timely file our 10-K; (xviii) our inability to successfully defend against the class action lawsuits filed against us and any potential additional litigation that may arise; (xix) our current and future managed care contracts, the impact such contracts have on gross profit, and the impact of the loss of such contracts or inability to enter into new and additional contracts may have on our financial performance; and (xx) any reduction in coverage of and ratings by analysts following us and other factors including those identified in our filings from time-to-time with the SEC.

         The company undertakes no obligation to publicly update or revise forward looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.




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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VISION TWENTY-ONE, INC.


                                          By: /s/ Richard T. Welch
                                             ----------------------------------
                                                  Richard T. Welch
                                          Its:    Chief Financial Officer


Dated: April 16, 1999




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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER         EXHIBIT
-------        -------

   99          Copy of Press Release of the Company dated April 16, 1999.

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